Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________

STRATASYS, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware
(State or other jurisdiction of	36-3658792
incorporation or organization)	(I.R.S. Employer Identification Number)

7665 Commerce Way
Eden Prairie, Minnesota	55344-2020
(Address of Principal Executive Offices)	(Zip Code)

_____________________

Stratasys, Inc. 2008 Long-Term Performance and Incentive Plan
(Full title of the plan)
_____________________

S. SCOTT CRUMP, PRESIDENT
STRATASYS, INC.
7665 COMMERCE WAY
EDEN PRAIRIE, MINNESOTA 55344-2020
(Name and address of agent for service)

(952) 937-3000
(Telephone number, including area code, of agent for service)

Copy to:
ERIC HONICK, ESQ.
SNOW BECKER KRAUSS P.C.
605 THIRD AVENUE
NEW YORK, NEW YORK 10158-0125
(212) 687-3860
FACSIMILE: (212) 949-7052

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerate filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ X ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.01 par value Total	1,000,000 (1)	$ 15.79 (2)	$ 15,790,000	$ 881.08

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock of the Registrant that may become issuable pursuant to the anti-dilution provisions of the plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low sale prices for the Registrant’s common stock on the Nasdaq Global Select Market on October 29, 2009.

NOTE

     This Registration Statement filed by Stratasys, Inc. (the “Registrant”) includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Registrant in connection with the resale of shares of common stock (i) issued to such persons pursuant to the exercise of options granted, (ii) issued to such persons as restricted stock, or (iii) otherwise issued to such persons as equity compensation, under one or more of the following plans:

  Registrant’s 2008 Long-Term Performance and Incentive Plan;

  Registrant’s 2002 Long-Term Performance and Incentive Plan, which shares are subject to Registrant’s Registration Statement on Form S-8, filed on June 4, 2004 (File No. 333-116210);

  Registrant’s 2000 Incentive Stock Option Plan, which shares are subject to Registrant’s Registration Statement on Form S-8, filed on March 17, 2000 (File No. 333-32782);

  Registrant’s 1998 Incentive Stock Option Plan, which shares are subject to Registrant’s Registration Statement on Form S-8, filed on March 17, 2000 (File No. 333-32782); and

  Registrant’s Second Amended and Restated 1994-2 Stock Option Plan, 500,000 of which shares are subject to the Registration Statement on Form S-8, filed on March 17, 2000 (File No. 333-32782) and 500,000 of which are subject to the Registrant’s Registration Statement on Form S-8, filed on June 9, 1995 (File No. 33-93362).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.**

Item 2. Registrant Information and Employee Plan Annual Information.**
____________________

**	The documents containing the information specified in Part I of Form S-8 will be delivered to various individuals who received options to purchase our common stock or grants of common stock under our 2008 Long-Term Performance and Incentive Plan in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

1,968,578 Shares

STRATASYS, INC.

Common Stock

     We have prepared this Reoffer Prospectus (the “prospectus”) so certain of our officers and directors may resell shares of our common stock. The selling stockholders acquired or may acquire the shares offered by this prospectus pursuant to grants of restricted stock, issuances of common stock in satisfaction of stock appreciation rights or other grants, or exercise of options granted or to be granted under any of the following plans (collectively, the “Plans”):

  Our 2008 Long-Term Performance and Incentive Plan (the “2008 Plan”);

  Our 2002 Long-Term Performance and Incentive Plan (the “2002 Plan”);

  Our 2000 Incentive Stock Option Plan (the “2000 Plan”);

  Our 1998 Incentive Stock Option Plan (the “1998 Plan”); and

  Our Second Amended and Restated 1994-2 Stock Plan (the “1994-2 Plan”)

     The maximum number of shares that may be offered or sold under this prospectus is subject to adjustment in the event of stock splits or dividends, recapitalizations and other similar changes affecting the common stock. Our common stock is quoted on the Nasdaq Global Select Market under the symbol SSYS. We anticipate that the selling stockholders will offer shares of common stock for resale at prevailing prices on the Nasdaq Global Select Market or such other market upon which our common stock may then trade on the date of sale. We will receive none of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon exercise of the options.

     The shares of Common Stock are “control securities” under the Securities Act, before their sale under this prospectus. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders to the public. Each stockholder that sells shares of our Common Stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

     AN INVESTMENT IN OUR SECURITIES INVOLVES A DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 30, 2009.

TABLE OF CONTENTS

Available Information	1
Documents Incorporated By Reference	1
Forward-Looking Statements	2
The Company	2
Risk Factors	3
Use of Proceeds	3
Selling Stockholders	4
Plan of Distribution	5
Legal Matters	6
Experts	6
SEC position on Indemnification for Securities Act Liabilities	6

AVAILABLE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. We distribute to our stockholders annual reports containing audited financial statements.

DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

     We incorporate by reference the documents listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

(c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

(d)	Our Current Report on Form 8-K dated March 24, 2009, filed March 24, 2009.

(e)	Our Current Report on Form 8-K dated April 29, 2009, filed April 30, 2009.

(f)	Our Current Report on Form 8-K dated July 29, 2009, filed July 29, 2009.

(g)	Our Current Report on Form 8-K dated October 29, 2009, filed November 3, 2009.

(h)	Our definitive Proxy Statement on Schedule 14A, filed April 1, 2009.

(i)	The description of the common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding exhibits, unless such exhibits are specifically incorporated by reference into the information which this prospectus incorporates). Written requests for copies of such information should be directed to Stratasys, Inc., 7665 Commerce Way, Eden Prairie, Minnesota 55344-2080, Attention: Chief Financial Officer. Telephone requests may be directed to the Chief Financial Officer at (952) 937-3000.

FORWARD-LOOKING STATEMENTS

     This prospectus and the documents that are incorporated by reference contain forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, and are subject to various risks, uncertainties and assumptions. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan, “believe,” “project,” “estimate” and similar expressions (or the negative of such expressions), but their absence does not mean that a statement is not forward-looking. Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual results may differ materially from those anticipated, estimated or expected. Investors and prospective investors in our Company should understand that several factors govern whether any forward-looking statement herein will be or can be achieved. Any one of these factors could cause actual results to differ materially from those projected herein.

     Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. There are a number of risk factors associated with the conduct of our business, and the risks factors described in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

THE COMPANY

     We are a worldwide leading manufacturer of three-dimensional (“3D”) printers and high-performance rapid prototyping (“RP”) systems for the office-based RP and direct digital manufacturing (“DDM”) markets. Our 3D printers and high-performance RP systems provide 3D computer-aided design (“CAD”) users a fast, office-friendly, and low-cost alternative for building functional 3D parts. We develop, manufacture and sell a broad product line of 3D printers and DDM systems (and related proprietary consumable materials) that create physical models from CAD designs. We also offer rapid prototyping and production part manufacturing services through our centers located in North America, Europe and Australia.

     We were incorporated in Delaware in 1989 and our executive offices are located in Eden Prairie, Minnesota. Our systems are based on our core patented fused deposition modeling (“FDM®”) technology and on our patented Genisys® technology, which we purchased from IBM in 1994. We sold our first product, the 3D Modeler®, commercially in April 1992 and introduced our second product, the Benchtop, in June 1993. In February 2002, we introduced the Dimension® system, our first 3D printer. Dimension offers modeling capabilities in durable ABS plastic using a desktop 3D printer platform. In May 2007, we introduced the Fortus 200mc, which was the first of several systems specifically designed for DDM, which is the production of end use parts and assembly tools rather than prototypes. In January 2009, we introduced the uPrint Personal 3D Printer, which is designed for desktop use and priced at $14,900.

     Our high-performance systems are used both to create prototype models as well as to produce parts for end-user, or DDM, applications. Our 3D printers and high-performance systems can be used in office environments without expensive facility modification. In many industries, the models and prototypes required in product development are produced laboriously by hand-sculpting or machining, a traditional process that can take days or weeks. Our computerized modeling systems use our proprietary technology to make models and prototypes as well as end-use parts directly from a designer’s 3D CAD in a matter of hours. In addition to selling RP systems and 3D printers, our Paid Parts service makes and sells physical models, tooling and prototypes for RP and DDM applications based on our customers’ CAD files. We estimate that approximately 35% of our high-performance RP system sales are used for DDM applications.

     We believe that the 3D printers and Fortus 3D Production Systems using our FDM technology are the only systems commercially available that can produce prototypes and parts from industry product-grade plastic without relying on lasers. This affords our products a number of significant advantages over other commercially available 3D rapid prototyping technologies that rely primarily on lasers to create models. Such benefits include:

  the ability to use the device in an office environment due to the absence of hazardous emissions little or no post-processing

  ease of use

  the need for relatively little system set up

  the availability of a variety of plastic materials

  modeling in product-grade plastics for functional testing

  no need for costly replacement lasers and laser parts

     Our systems can also run virtually unattended, producing models while designers perform other tasks.

     The process involved in the development of a 3D model using our Fortus 3D Production Systems begins with the creation of a 3D geometric design on a CAD workstation. The design is then imported into our proprietary software program, which mathematically slices the CAD design into horizontal layers that are automatically downloaded into the system. A spool of thin thermoplastic modeling material feeds into a moving FDM extrusion head, which heats the material to a semi-liquid state. This semi-liquid material is extruded and deposited, one ultra-thin layer at a time, on a base (the “X-Y Stage”) in a thermally-controlled modeling chamber. As the material is directed into place by the computer-controlled head, layer upon layer, the material solidifies, creating a precise and strong model.

     Based upon data and estimates furnished in the 2009 Wohlers Report, through 2008 we shipped approximately 35% of all RP systems since the industry’s inception in 1987, an improvement over the 24% we realized through 2002. The 2009 Wohlers Report also states that we shipped 43% of all RP systems globally in 2008 and 50% of all 3D printers shipped globally in 2008.

     We were incorporated in Delaware on August 8, 1989. Our executive offices are located at 7665 Commerce Way, Eden Prairie, Minnesota 55344-2080, and our telephone number is (952) 937-3000. Our website is www.stratasys.com. The information on our website does not constitute part of this prospectus.

RISK FACTORS

     The Risk Factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 are hereby incorporated into this prospectus.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares offered by this prospectus. However, we expect to use the proceeds from the exercise of options for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

     The shares offered by this prospectus are being registered for reoffers and resales by the selling stockholders, who have acquired or may acquire such shares pursuant to grants of restricted stock, issuances of common stock in satisfaction of stock appreciation rights or other grants or the exercise of options. The selling stockholders named below, together with other persons who may become control persons by becoming directors or executive officers, may resell all, a portion or none of such shares from time to time.

     The table below sets forth, with respect to each selling stockholder, based upon information available to us as of October 15, 2009, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the number of shares to be sold; and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus.

		Percentage of		Number of	Percentage of
	Number of Shares	Shares Owned	Number of Shares	Shares Owned	Shares Owned
Selling Stockholders	Owned Before Sale(1)	Before Sale(2)	to be Sold(3)	After Sale	After Sale
S. Scott Crump
(Chairman, Chief Executive
Officer, President and
Treasurer)	772,580(4)	3.78%	222,000	550,580	2.69%
Thomas W. Stenoien
(Chief Operating Officer)	156,040(5)	*	142,000	14,040	*
Robert F. Gallagher
(Chief Financial Officer)	132,000(6)	*	122,000	10,000	*
Ralph E. Crump
(Director)	711,960(7)	3.50%	122,000	589,960	2.90%
Edward J. Fierko
(Director)	222,400(8)	1.09%	122,000	100,400	*
John J. McEleney
(Director)	42,000(9)	*	42,000	0	*
Clifford H. Schwieter
(Director)	75,440(10)	*	74,578	862	*
Gregory L. Wilson
(Director)	222,000(11)	1.09%	122,000	100,000	*

*	Represents less than 1% of the issued and outstanding common stock.

(1)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes of this table, a person is deemed to be the beneficial owner of all common stock that he has the right to acquire, regardless of whether such right is presently exercisable. Each beneficial owner’s percentage ownership is determined by assuming that rights to acquire shares of common stock that are held by such person (but not those held by any other person) have been exercised.

(2)	Based on 20,237,872 shares of common stock outstanding as of October 15, 2009.

(3)	Does not represent shares that may be acquired pursuant to the grants of restricted stock, issuances of common stock in satisfaction of other grants, or exercise of options to be granted under the Plans and subsequently sold pursuant to this prospectus.

(4)	Includes 174,800 shares issuable upon the exercise of presently exercisable stock options. Also includes 47,200 shares issuable upon the exercise of stock options that are not presently exercisable. Also includes 192,700 shares owned of record by Mr. Crump’s wife. Mr. Crump disclaims beneficial ownership of the shares owned by his wife. In addition, Mr. Crump disclaims beneficial ownership of 324,980 shares owned of record and 82,800 shares issuable upon the exercise of presently exercisable stock options held by Ralph E. Crump, Mr. Crump’s father, and 264,980 shares owned of record by Mr. Crump’s mother.

(5)	Includes 98,800 shares issuable upon the exercise of presently exercisable stock options. Also includes 43,200 shares issuable upon the exercise of stock options that are not presently exercisable

(6)	Includes 82,800 shares issuable upon the exercise of presently exercisable stock options. Also includes 39,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(7)	Includes 82,800 shares issuable upon the exercise of presently exercisable stock options. Also includes 39,200 shares issuable upon the exercise of stock options that are not presently exercisable. Also includes 264,980 shares owned of record by Mr. Crump’s wife. Mr. Crump disclaims beneficial ownership of all shares owned by his wife. In addition, Mr. Crump disclaims beneficial ownership of 357,880 shares owned of record and 174,800 shares issuable upon the exercise of presently exercisable stock options held by S. Scott Crump, and 192,700 shares owned of record by Mr. Crump’s daughter-in-law.

(8)	Includes 82,800 shares issuable upon the exercise of presently exercisable stock options. Also includes 39,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(9)	Represents 2,800 shares issuable upon the exercise of presently exercisable stock options. Also includes 39,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(10)	Includes 35,378 shares issuable upon the exercise of presently exercisable stock options. Also includes 39,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(11)	Includes 82,800 shares issuable upon the exercise of presently exercisable stock options. Also includes 39,200 shares issuable upon the exercise of stock options that are not presently exercisable.

PLAN OF DISTRIBUTION

     The shares may be sold or transferred for value by the selling stockholders, or by pledgees, donees, transferees or other successors in interest to the selling stockholders, in one or more transactions on the Nasdaq Global Select Market, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholders, and any broker-dealers that participate in the distribution of the shares, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual selling stockholders will be borne by such selling stockholders.

     Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling stockholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

     In addition to any such number of shares sold hereunder, a selling stockholder may, at the same time, sell any shares of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

     There is no assurance that any of the selling stockholders will sell any or all of the shares offered by this prospectus.

     We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus has been passed upon for Stratasys by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158.

EXPERTS

     The consolidated financial statements as of and for the year ended December 31, 2006 incorporated into this prospectus by reference have been audited by Rothstein, Kass and Company, P.C., Independent Registered Public Accounting Firm, as indicated in their reports with respect thereto, and are included herein in reliance on the authority of that firm as experts in accounting and auditing in providing their report.

     The consolidated financial statements and schedule as of and for the years ended December 31, 2007 and 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, Independent Registered Public Accounting Firm, upon the authority of said firm as experts in giving said reports.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the provisions of our certificate of incorporation or by-laws or other indemnification agreements to which we may be a party, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     We incorporate by reference the following documents filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

(c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

(d)	Our Current Report on Form 8-K dated March 24, 2009, filed March 24, 2009.

(e)	Our Current Report on Form 8-K dated April 29, 2009, filed April 30, 2009.

(f)	Our Current Report on Form 8-K dated July 29, 2009, filed July 29, 2009.

(g)	Our Current Report on Form 8-K dated October 29, 2009, filed November 3, 2009.

(h)	Our definitive Proxy Statement on Schedule 14A, filed April 1, 2009.

(i)	The description of the common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents we file after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof, and prior to filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the “DGCL”) permits indemnification of officers, directors, employees and agents of corporations for liabilities arising under the Securities Act.

     Article 11 of our Certificate of Incorporation provides for the indemnification of officers and directors, employees and agents of the Registrant to the fullest extent allowed by the DGCL. In addition, our By-Laws contain the indemnification provisions summarized below:

     Article VI of our By-Laws provides that we will indemnify our directors and officers against all costs, charges, expenses (including attorneys’ fees), liabilities and losses, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, and regardless of whether such actions, suits or proceedings are by or in the right of the Registrant (“derivative actions”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of derivative actions, no indemnification shall be made in respect of any claim, issue or matter as to which directors or officers shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or other such court shall deem proper.

     Article VI of our By-Laws further provides that we will indemnify only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct specified above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who where not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may not be the regular counsel of the Registrant) in a written opinion, or (3) by the stockholders.

     Article VI of our By-Laws further provides that directors and officers are entitled to be paid by us the costs, charges and expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that such payment will only be made upon delivery to us by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Article VI of our By-Laws further provides a procedure for indemnification. Indemnification must be made promptly, within thirty (30) days, upon the written request of the indemnified person, and the right to indemnification or advances shall be enforceable by the indemnified person in any court of competent jurisdiction, if the Registrant denies such request, in whole or in part, or if no disposition thereof is made with such thirty (30) day period. Moreover, such person’s costs and expenses actually and reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. The Registrant has a defense to any such action that the claimant has not met the applicable standard of conduct specified above, but the burden of proving such defense shall be on the Registrant.

     Article VI of our By-Laws further provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the By-Laws will not be exclusive of any other right which any person may have or acquire under our Certificate of Incorporation, By-Laws, or any statute or agreement, or otherwise.

     Finally, Article VI of our By-Laws further provides we may, to the extent authorized from time to time by our Board of Directors in its discretion, indemnify and advance expenses to any of our employees or agents to the same extent permitted under Article VI with respect to its directors and officers.

ITEM 8. EXHIBITS

EXHIBIT
NO.	DESCRIPTION
4.1	Stratasys, Inc. Second Amended and Restated 1994-2 Stock Option Plan.(1)
4.2	Stratasys, Inc. 1998 Incentive Stock Option Plan.(2)
4.3	Stratasys, Inc. 2000 Incentive Stock Option Plan.(3)
4.4	Stratasys, Inc. 2002 Long-Term Performance and Incentive Plan.(4)
4.5	Stratasys, Inc. 2008 Long-Term Performance and Incentive Plan.(5)
5.1	Opinion of Snow Becker Krauss P.C.
23.1	Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto)
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Rothstein, Kass & Company, P.C.
24.1	Power of attorney of certain directors and officers of the Registrant.

(1)	Incorporated by reference from our definitive Proxy Statement on Schedule 14A with respect to the Registrant’s 1997 Annual Meeting of Stockholders.

(2)	Incorporated by reference from our definitive Proxy Statement on Schedule 14A with respect to the Registrant’s 1998 Annual Meeting of Stockholders.

(3)	Incorporated by reference from our Registration Statement on Form S-8 (File No. 333-32782) filed March 17, 2000.

(4)	Incorporated by reference from our definitive Proxy Statement on Schedule 14A with respect to the Registrant’s 2002 Annual Meeting of Stockholders.

(5)	Incorporated by reference from our definitive Proxy Statement on Schedule 14A with respect to the Registrant’s 2008 Annual Meeting of Stockholders.

ITEM 9. UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on October 30, 2009.

STRATASYS, INC.

By:	/s/ S. SCOTT CRUMP
S. Scott Crump
Chief Executive Officer and
Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/	S. SCOTT CRUMP	Chairman of the Board of Directors,	October 30, 2009
	S. Scott Crump	President, Chief Executive Officer
(Principal Executive Officer)

/s/	ROBERT F. GALLAGHER	Chief Financial Officer (Principal	October 30, 2009
	Robert F. Gallagher	Financial and Accounting Officer)

/s/	RALPH E. CRUMP *	Director	October 30, 2009
Ralph E. Crump

/s/	EDWARD J. FIERKO *	Director	October 30, 2009
Edward J. Fierko

/s/	JOHN J. MCELENEY *	Director	October 30, 2009
John J. McEleney

/s/	CLIFFORD H. SCHWIETER *	Director	October 30, 2009
Clifford H. Schwieter

/s/	GREGORY L. WILSON *	Director	October 30, 2009
Gregory L. Wilson

*By:	/s/	S. SCOTT CRUMP
S. Scott Crump Attorney-in-fact